EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sunovia Energy Technologies, Inc. (the "Company") on Form 10-Q for the quarter ended April 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Carl L. Smith, III, Chief Executive Officer and I, Matthew Veal, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

June 15, 2009	/s/Carl L. Smith, III
Carl L. Smith, III
Chief Executive Officer

June 15, 2009	/s/Matthew Veal
Matthew Veal
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Sunovia Energy Technologies, Inc. and will be retained by Sunovia Energy Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.